UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Stereotaxis, Inc.

(Name of Registrant as Specified in Its Charter)

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STEREOTAXIS, INC.

4320 Forest Park Avenue

Suite 100

St. Louis, Missouri 63108

(314) 678-6100

April 12, 2018

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on Tuesday, May 22, 2018 at 9:00 a.m. (Central Daylight Time) at our Company headquarters in St. Louis, Missouri.

Details about the meeting are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this proxy statement. We have also made a copy of our 2017 Annual Report on Form 10-K and this proxy statement available on the Internet. Whether or not you plan to attend the meeting, we encourage you to read our 2017 Annual Report and this proxy statement and to vote your shares.

Your vote is very important to us. Most shareholders hold their shares in street name through a broker and may vote by using the Internet, by telephone or by mail. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting and if you plan to vote your shares in person at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker. All shareholders must also present a form of personal identification in order to be admitted to the meeting.

On behalf of the entire Board, I thank you for your continued support and look forward to seeing you at the meeting.

Sincerely,

David L. Fischel
Chairman of the Board

STEREOTAXIS, INC.

4320 Forest Park Avenue

Suite 100

St. Louis, Missouri 63108

(314) 678-6100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 12, 2018

The Annual Meeting of Shareholders of Stereotaxis, Inc. will be held at our principal executive offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, on Tuesday, May 22, 2018 at 9:00 a.m. (Central Daylight Time) for the following purposes:

1.	To elect one Class III director to serve until our 2019 Annual Meeting and two Class II directors to serve until our 2021 Annual Meeting;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018;

3.	To approve, by non-binding vote, executive compensation;

4.	To approve an amendment to the Company’s Certificate of Incorporation to authorize a reverse stock split of the Company’s Common Stock, $0.001 par value per share;

5.	To approve an amendment to the Company’s Certificate of Incorporation to authorize a reduction of the authorized number of shares of our Common Stock, $0.001 par value per share, from 300,000,000 to 100,000,000; and

6.	To transact such other business as may properly come before the meeting.

The Board of Directors fixed March 26, 2018 as the date of record for the meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

We first began sending to all shareholders of record a Notice of Internet Availability of Proxy Materials on April 12, 2018. Please note that our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 is available for viewing on the Internet. Please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail.

By Order of the Board of Directors, STEREOTAXIS, INC.

Karen Witte Duros Secretary St. Louis, Missouri April 12, 2018

IMPORTANT NOTICE

Please Vote Your Shares Promptly

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1

INFORMATION ABOUT THE BOARD OF DIRECTORS	4

CORPORATE GOVERNANCE INFORMATION	6

BOARD MEETINGS AND COMMITTEES	10

DIRECTOR COMPENSATION	12

PROPOSAL 1: ELECTION OF DIRECTORS	13

EXECUTIVE COMPENSATION	14

Executive Compensation Summary and Analysis	14

Summary Compensation Table	17

Outstanding Equity Awards At Fiscal Year-End	18

Securities Authorized for Issuance under Equity Compensation Plans	19

Potential Payments upon Termination or Change of Control	19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20

REPORT OF AUDIT COMMITTEE	23

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	24

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	24

PROPOSAL 4: APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK	25

PROPOSAL 5: APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE A REDUCTION OF THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK FROM 300,000,000 TO 100,000,000 SHARES	32

PRINCIPAL ACCOUNTING FEES AND SERVICES	34

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	34

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	35

GENERAL INFORMATION	35

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	Why am I receiving these materials?

The Board of Directors (the “Board”) of Stereotaxis, Inc. (the “Company”) is soliciting proxies from the Company’s shareholders in connection with its 2018 Annual Meeting of Shareholders to be held on May 22, 2018 and any and all adjournments and postponements thereof. You are encouraged to vote on the proposals presented in these proxy materials. You are invited to attend the Annual Meeting, but you do not have to attend to vote.

Q.	When and where is the Annual Meeting?

We will hold the Annual Meeting of Shareholders on May 22, 2018 at 9:00 a.m. Central Daylight Time, at our principal executive offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our 2017 Annual Report on Form 10-K, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet.

Q.	Who is entitled to vote?

You are entitled to vote if you were a shareholder of record of shares of our common stock or Series A Convertible Preferred Stock at the close of business on March 26, 2018 (the “Record Date”). On March 26, 2018, there were 58,865,036 shares of our common stock outstanding and entitled to vote and 23,900 shares of our Series A Convertible Preferred Stock outstanding.

Q.	How many votes do I have?

Each share of common stock that you own entitles you to one vote. On the Record Date, there were a total of 58,865,036 shares of common stock outstanding. As of the Record Date, each share of our Series A Convertible Preferred Stock is convertible into 1,676 shares of our common stock, and is entitled to one vote for each share of common stock into which it is convertible, subject to specified beneficial ownership limitations. On the Record Date there were 23,900 shares of Series A Convertible Preferred Stock outstanding, entitling the holders of those shares to an aggregate of 14,914,486 votes.

Q.	What am I being asked to vote on?

We are asking our shareholders to (1) elect one Class III director to serve until our 2019 Annual Meeting of Shareholders and two Class II Directors to serve until our 2021 Annual Meeting of Shareholders, (2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2018 fiscal year, (3) approve, by non-binding vote, executive compensation, (4) approve an amendment to the Company’s Certificate of Incorporation to authorize a reverse stock split of the Company’s common stock, par value $0.001 per share, (5) approve an amendment to the Company’s Certificate of Incorporation to authorize a reduction of the authorized number of shares of our Common Stock, $0.001 par value per share, from 300,000,000 to 100,000,000 and (6) transact such other business as may properly come before the meeting.

Q.	What do I do if my shares of common stock are held in “street name” at a bank or brokerage firm?

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our shareholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares, and you are invited to attend the Annual Meeting.

Q.	How do I vote?

Whether or not you expect to be present in person at the Annual Meeting, you are requested to vote your shares. Most shareholders will be able to choose whether they wish to vote using the Internet, by telephone or by mail. The availability of Internet voting or telephone voting for shareholders whose shares are held in street name by a bank or a broker may depend on the voting processes of that organization. If you vote using the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Internet and telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 21, 2018, the day before the date of the Annual Meeting. If you hold your shares directly as a shareholder of record and you attend the meeting, you may vote by ballot. If you hold your shares in street name through a bank or broker and you wish to vote at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker.

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice or if you requested to receive printed proxy materials, you can also vote by mail, telephone or the Internet pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Q.	What if I want to change my vote?

If you are a shareholder of record, you can revoke your proxy at any time before it is voted at the Annual Meeting by:

•	timely delivering a properly executed, later-dated proxy;

•	submitting a later vote by Internet or telephone any time prior to 11:59 p.m., Eastern Daylight Time, on May 21, 2018;
•	delivering a written revocation of your proxy to our Secretary at our principal executive offices; or

•	voting by ballot at the meeting.

If your shares are held in the name of a bank or brokerage firm, you may change your vote by submitting new voting instructions to your bank or broker following the instructions that they provide.

Q.	What vote of the shareholders is needed?

No business can be conducted at the Annual Meeting unless a majority of the outstanding shares of common stock entitled to vote is present in person or represented by proxy at the meeting. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. Each share of Series A Convertible Preferred Stock is entitled to one vote on an as-converted basis, subject to specified beneficial ownership limitations applicable to the holders of the Series A Convertible Preferred Stock. A plurality of the shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” a director nominee. A majority of shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2018 fiscal year, and “FOR” the non-binding approval of executive compensation.    A majority of the combined number of shares of common stock outstanding as of the Record Date and the number of shares of common stock into which the Series A Convertible Preferred Stock are convertible as of the Record Date (subject to specified beneficial ownership limitations) must be voted “FOR” the amendment to our Certificate of Incorporation to accomplish the reverse stock split of our common stock. (1) A majority of the combined number of shares of common stock outstanding as of the Record Date and the number of shares of common stock into which the Series A Convertible Preferred Stock are convertible as of the Record Date (subject to specified beneficial ownership limitations) and (2) a majority of the shares of common stock outstanding as of the Record Date, voting as a separate class, must be voted “FOR” the amendment of our Certificate of Incorporation to decrease the number of authorized shares of common stock.

Q.	What happens if I request a paper copy of proxy material and return my signed proxy card but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors, “FOR” the ratification of our independent registered public accounting firm, “FOR” the approval of executive compensation, and “FOR” Proposal 4 and Proposal 5, and in the discretion of the proxy holders for such other business as may properly come before the meeting.

Q.	What happens if I do not instruct my broker how to vote or if I indicate I wish to “abstain” on the proxy?

If you hold shares in street name through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on “routine” proposals but not on “non-routine” proposals. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals are routine or non-routine. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares on those matters. This will result in a “broker non-vote”. Broker non-votes are not counted as shares present and entitled to vote so they will not affect the outcome of the vote.

We expect that the following proposals will be considered “routine” under applicable NYSE rules: Proposal 2 (the ratification of Ernst & Young LLP as the Company’s independent registered public accountants), Proposal 4 (the Reverse Split Amendment) and Proposal 5 (the Authorized Stock Amendment). Accordingly, if you do not provide voting instructions to your broker, we expect that your broker will be permitted to vote your shares on each of these proposals. We expect that all of the other proposals included in this proxy statement will be considered “non-routine” under applicable NYSE rules. Accordingly, if you do not provide voting instructions to your broker, we expect that your broker will not be permitted to vote your shares on each of these proposals.

If you indicate that you wish to “abstain,” your vote will have the same effect as a vote against the proposal or the election of the applicable director.

Q.	What if other matters are voted on at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting and you have voted your shares by Internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those matters for you. As of the date we filed this proxy statement with the Securities and Exchange Commission, the Board of Directors did not know of any other matter to be presented at the Annual Meeting.

Q.	What do I need to do if I plan to attend the meeting in person?

All shareholders must present a form of personal identification in order to be admitted to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you also must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The number of directors set by the Board is nine. Currently, there are two vacancies on the Board, one vacancy in Class I and one vacancy in Class III. Robert J. Messey, a Class II director, discussed with the Nominating and Corporate Governance Committee of the Board his intent to retire from the Board in the next year. On the recommendation of the Committee, the Board nominated Mr. Messey for election to the Board to fill the vacancy in Class III and serve a one-year term.

Set forth below is the name, age, and business experience of each of the continuing directors and nominees of the Company, including the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director. Dr. Nathan Fischel is the father of David L. Fischel, our Chief Executive Officer and Chairman of the Board.

Class III Director (Nominee for election to the Board at the 2018 Annual Meeting to serve a one-year term until the 2019 Annual Meeting)

Robert J. Messey

Director since May 2005

Mr. Messey, 72, served as the senior vice president and chief financial officer of Arch Coal, Inc. from December 2000 until his retirement in April 2008. Prior to joining Arch Coal, he served as the vice president of financial services of Jacobs Engineering Group, Inc. from 1999 to 2000 following that company’s acquisition of Sverdrup Corporation, where he served as senior vice president and chief financial officer from 1992 to 1999. Mr. Messey was an audit partner at Ernst & Young LLP from 1981 to 1992. He previously served as a director and member of the audit and compensation committees of Oxford Resource Partners, LP, a publicly traded coal mining company, from May 2010 to December 2014, and as a director and chairman of the audit committee of Baldor Electric Company, a publicly traded manufacturer of industrial electrical motors, from May 1993 to January 2011. He serves as an advisory director, chairman of the audit committee, and member of the compensation committee of a privately held mining company. Mr. Messey earned his B.S.B.A. from Washington University. Mr. Messey’s experience in finance and accounting provides the Board with a great deal of expertise on financing, accounting and compliance matters.

Class II Directors (terms expiring at the 2018 Annual Meeting; Nominees for election to the Board at the 2018 Annual Meeting to serve a three-year term until the 2021 Annual Meeting)

David L. Fischel

Chief Executive Officer and Chairman of the Board since February 2017

Director since September 2016

Mr. Fischel, 31, was named chief executive officer and chairman of the board on February 3, 2017. He has served as a director of Stereotaxis since leading the equity investment and positive strategic initiatives announced in September 2016. He has served for over eight years as Principal and portfolio manager for medical device investments at DAFNA Capital Management, LLC. In addition to his research responsibilities, Mr. Fischel has been deeply involved in all aspects of DAFNA Capital’s operations including legal, accounting, IT, compliance, human resources and marketing. Prior to joining DAFNA Capital, he was a research analyst at SCP Vitalife, a healthcare venture capital fund. Mr. Fischel completed his B.S. magna cum laude in Applied Mathematics with a minor in Accounting at the University of California at Los Angeles and received his MBA from Bar-Ilan University in Tel Aviv. He is a Certified Public Accountant, Chartered Financial Analyst and Chartered Alternative Investment Analyst. Mr. Fischel’s financial experience and understanding of the medical device industry enables him to make valuable contributions to our strategic initiatives and general management matters.

Joe Kiani

Director since September 2016

Mr. Kiani, 53, is the founder, Chairman of the board of directors, and CEO of Masimo, a global medical technology innovator. He has been a beacon for patient safety and innovation in healthcare for more than 25 years. He founded Masimo in 1989 to improve patient outcomes and reduce the cost of care by taking noninvasive monitoring to new sites and applications. Under his leadership, Masimo has grown from a “garage start up” into a successful publicly traded company (NASDAQ: MASI) employing more than 3,500 people. Masimo has helped to solve the “unsolvable” problems plaguing patient monitoring through significant inventions with more than 600 issued and pending patents worldwide. From 1997 to 2013, Mr. Kiani served on the board of directors of Saba Software, Inc., a publicly traded software company focused on human capital development and management solutions. Committed to patient safety, Mr. Kiani founded the Patient Safety Movement Foundation in 2012 and the World Patient Safety, Science & Technology Summit. The Patient Safety Movement Foundation (PSMF) has the goal of eliminating preventable deaths by 2020 in the US, and significantly reducing preventable deaths in hospitals worldwide. Today, PSMF has over 3,500 hospitals from around the world that have committed to patient safety. In January 2016, the hospitals that had joined Patient Safety Movement reported 24,643 lives saved annually. Mr. Kiani’s deep understanding of the healthcare industry as well as his broad experience in strategic planning, strategic innovations, engineering and product innovation are valuable in supporting and guiding our product development, growth, technology innovation and operational excellence.

Class III Directors (terms expiring at the 2019 Annual Meeting)

Fred A. Middleton

Director since June 1990

Mr. Middleton, 68, has been a general partner in Sanderling Ventures since 1987. Prior to that time, he was an independent investor in the biomedical field. He joined Genentech, Inc. in 1978 as part of the management team in the company’s early formative period, assisting in developing its strategy and holding a variety of roles including vice presidencies of finance, administration, and corporate development, and chief financial officer. Mr. Middleton also served as president of Genentech Development Corporation. Prior to that time, he served as a consultant with McKinsey & Company and as a vice president of Chase Manhattan Bank. Mr. Middleton serves on the board of directors of biotechnology company, Endocyte, Inc. (NASDAQ: ECYT).    Mr. Middleton also serves as a member of the board of directors of several privately held biomedical companies. Mr. Middleton holds an M.B.A. from Harvard University and a B.S. degree in chemistry from the Massachusetts Institute of Technology. Mr. Middleton’s business experience provides a unique perspective on the Company’s strategic initiatives, investor markets and financial outlook. His service on the Board for over 25 years provides valuable insight into the evolution of our products and technology.

Nathan Fischel, M.D.

Director since February 2017

Dr. Fischel, 62, is the Founder and CEO of DAFNA Capital Management, LLC. DAFNA Capital is an SEC registered investment advisor with a highly successful investment track record of over 18 years focused on innovations in biotechnology and medical devices. Dr. Fischel was Professor of Pediatrics at UCLA School of Medicine, and attending physician in Pediatric Hematology and Oncology at Cedars-Sinai Medical Center in Los Angeles. He has published over 120 peer-reviewed scientific and medical manuscripts and book chapters, has been the principal investigator of multiple National Institutes of Health (“NIH”) funded research grants, has served repeatedly on internal and external review panels at the NIH, and was appointed by the U.S. Secretary of Health and Human Services to serve for four years on the Advisory Council of one of the NIH’s institutes. Dr. Fischel received his M.D. from the Technion Israel Institute of Technology and served his internship year at Hadassah Hospital in Jerusalem. He completed his residency and fellowship in Pediatrics and Pediatric

Hematology and Oncology at the Children’s Hospital and the Dana-Farber Cancer Institute, Harvard Medical School in Boston, and his postgraduate research training in Molecular Genetics at Oxford University in England. Dr. Fischel’s experience as a physician enables him to provide critical perspectives regarding our technologies and commercial adoption of our products and his extensive knowledge of medical device companies allows him to provide insight to the Board on strategic decisions.

Class I Directors (terms expiring at the 2020 Annual Meeting)

David W. Benfer

Director since February 2005

Mr. Benfer, 71, has served as the chairman of The Benfer Group LLC, which provides advisory services to healthcare providers and suppliers, since 2010. From 1999 to 2009, Mr. Benfer served as president and chief executive officer of Saint Raphael Healthcare System and the Hospital of Saint Raphael, New Haven, Connecticut. Prior to that, he was the president and chief executive officer of the Provena-Saint Joseph/Morris Health Network in Joliet, Illinois from 1992 to 1999. Mr. Benfer served as senior vice president for Hospital and Urban Affairs for the Henry Ford Health System in Detroit and chief executive officer of the Henry Ford Hospital from 1985 to 1992. He served as the chairman of the American College of Healthcare Executives (ACHE) from 1998 to 1999 and on its board of governors from 1992 to 2000. Mr. Benfer was named a Fellow of ACHE in 1981 and served on the board of the Catholic Health Association from 2003 until 2008. Mr. Benfer also serves as a director of a private financial institution and chairman of the board of a private healthcare service company. He earned his M.B.A. from Xavier University and his B.S.B.A. from Wittenburg University. Mr. Benfer’s extensive experience in the healthcare industry and in hospital management provides the Company with useful industry information related to technology acquisition, governance, and risk and liability issues.

Arun S. Menawat, Ph.D.

Director since September 2016

Dr. Menawat, 63, has served as the CEO and a director of Profound Medical Inc. (TXSV:PRN) (OTCQX:PRFMF), a medical device company that is driving commercialization of real-time MRI-guided ablation treatment for prostate cancer, since August 2016. Dr. Menawat has an accomplished history of executive leadership success in the healthcare industry. He was previously the chairman of the board of directors, President and CEO of Novadaq Technologies Inc. (TXS:NDQ) (NASDAQ:NVDQ). Under his 13-year tenure at Novadaq, he transformed the company from a small private pre-commercial company into the leader in intraoperative imaging and was instrumental in signing strategic partnerships with companies including Intuitive Surgical, LifeCell, and KCI. He obtained a Ph.D. in Chemical (Bio) Engineering from the University of Maryland, while concurrently completing a fellowship in biomedical engineering at the U.S. National Institute of Health, and holds an Executive MBA from the J.L. Kellogg School of Management, Northwestern University. In 2014, Dr. Menawat was named the EY Ontario Entrepreneur of the Year in the health sciences category. Dr. Menawat’s strong executive experience with medical device companies provides the Board valuable guidance for product innovation, customer initiatives and operational matters.

CORPORATE GOVERNANCE INFORMATION

Board Leadership Structure and Board Role in Risk Oversight

David L. Fischel became chief executive officer and chairman of the Board on February 3, 2017. Since February 2015, David W. Benfer has served as the lead independent director. The Board believes that it should have flexibility to make the determination of whether the same person should serve as both the chief executive officer and chairman of the board or if the roles should be separate. The Board believes that its current leadership structure, with the positions of chief executive officer and chairman of the Board held by the same individual and

Mr. Benfer serving as lead independent director, provides appropriate leadership for the Company and best serves the shareholders. Mr. Benfer provides independent leadership on the Board and interacts with the chief executive officer and the independent directors to facilitate communications. Our independent directors regularly have executive sessions as part of our regular meeting schedule, during which only the independent directors are present. Mr. Benfer leads these sessions and provides feedback to the chief executive officer.

Our Board provides risk oversight to the Company through the Audit Committee and the Nominating and Corporate Governance Committee. The Audit Committee monitors financial risks faced by the Company and the Nominating and Corporate Governance Committee monitors healthcare compliance and regulatory risks. This oversight process takes place through discussions at committee meetings with the members of senior management who are responsible for the Company’s risk management policies and procedures. In addition, the Audit Committee regularly meets in a private session with the Company’s independent auditors.

Director Independence

Our common stock was listed on The Nasdaq Capital Market until August 4, 2016. On August 4, 2016, our common stock began trading on the OTCQX® Best Market. The OTCQX® Best Market does not require that a majority of the board of directors be independent. Our Board has continued to consider the independence of our directors under the listing standards of The Nasdaq Capital Market. Currently, all of our directors are independent except David L. Fischel and Dr. Nathan Fischel.

Further, our Board determined that each of our directors and each member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee were independent in 2017 under the listing standards of The Nasdaq Capital Market, except David L. Fischel and Dr. Nathan Fischel.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board candidates to serve as members of the Board. In carrying out this responsibility, the committee has adopted a written policy setting forth the minimum qualifications to serve as a director of the Company. These minimum qualifications emphasize integrity, independence, experiences, strength of character, mature judgment and technical skills applicable to the Company. The committee will also consider whether the candidate is able to represent all shareholders of the Company fairly and equally, without favoring or advancing any particular shareholder or other constituency of the Company.

The committee also seeks Board members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and/or be selected based upon contributions they can make to the Company and Board. We do not have a formal policy regarding diversity, but the Board is committed to a diverse membership. In selecting nominees, the Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual orientation.

The committee may approve, in its discretion, the candidacy of a nominee who does not satisfy all of these requirements if it believes the service of the nominee is in the best interests of the Company and its shareholders.

The committee has written procedures for identifying and evaluating candidates for election to the Board. The material elements of that process are as follows:

•	The committee gives due consideration to the re-nomination of incumbent directors who desire to continue their service and who continue to satisfy the committee’s criteria for membership on the Board.

•

If there is no qualified and available incumbent or if there is a vacancy on the Board, the committee will identify and evaluate new candidates and will solicit or entertain recommendations for nominees from other Board members and the Company’s management. The committee also may engage a professional search firm to assist it in identifying qualified candidates.

Nomination of Directors by Shareholders

The Nominating and Corporate Governance Committee will evaluate candidates proposed by shareholders for nomination as directors under criteria similar to the evaluation of other candidates. Our bylaws provide that shareholders seeking to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice in writing. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to shareholders or made public, whichever occurs first. Our bylaws specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from making nominations for directors at an annual meeting of shareholders.

The Nominating and Corporate Governance Committee has established a written policy that it will consider recommendations for the nomination of a candidate submitted by holders of the Company’s shares entitled to vote generally in the election of directors. The material elements of that policy include the following:

•	The committee will give consideration to these recommendations for positions on the Board where the committee has determined not to re-nominate a qualified incumbent director;

•

For each annual meeting of shareholders, it is anticipated that the committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders (within the meaning of SEC Regulation 13D); and

•

While the committee has not established a minimum number of shares that a shareholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the shareholder must own its shares, the committee may, in its discretion, take into account the size and duration of a recommending shareholder’s ownership interest in the Company.

The committee may, in its discretion, also consider the extent to which the shareholder making the nominating recommendation intends to maintain its ownership interest in the Company; to the extent such information is available to the committee. The committee may elect not to consider recommendations of nominees who do not satisfy the criteria described above, including that a director must represent the interests of all shareholders and not serve for the purpose of favoring or advancing the interests of any particular shareholder group or other constituency. Absent special or unusual circumstances, only those recommendations whose submission complies with the procedural requirements adopted by the committee will be considered by the committee.

Any shareholder wishing to submit a candidate for consideration should send the following information to the corporate secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	Shareholder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age, business and residential address of candidate;

•

A detailed résumé describing, among other things, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board and documents his/her ability to satisfy the director qualifications described herein;

•	Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of director;

•	The class and number of shares of our capital stock that are beneficially owned by the candidate;

•	A description of any arrangements or understandings between the shareholder and the candidate; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the Board.

Our corporate secretary will promptly forward such materials to the chair of our Nominating and Corporate Governance Committee and our chairman of the Board. Our corporate secretary will also maintain copies of such materials for future reference by the committee when filling Board positions. Shareholders may submit potential director candidates at any time pursuant to these procedures.

Shareholder Communications Policy

Any shareholder wishing to send communications to our Board should send the written communication and the following information to our Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	Shareholder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age, business and residential address of shareholder; and

•	Any individual director or committee to whom the shareholder would like to have the written statement and other information sent.

The corporate secretary will forward the information to the chairman of the Board, if addressed to the full Board, or to the specific director to which the communication is addressed.

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees. Shareholders may download a free copy of our Code of Business Conduct and Ethics from our website (www.stereotaxis.com) or by request to our Chief Financial Officer as follows:

Stereotaxis, Inc.

Attention: Martin C. Stammer

4320 Forest Park Avenue, Suite 100

St. Louis, Missouri 63108

314-678-6100

We intend to promptly disclose any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics by posting the relevant material on our website (www.stereotaxis.com) in accordance with SEC rules.

BOARD MEETINGS AND COMMITTEES

Board Meetings

During fiscal year 2017, the Board of Directors held six meetings. During fiscal year 2017, all incumbent directors attended 75% or more of the aggregate meetings of the Board and the Board committees on which they served during the period they held office. Directors are not required to attend our Annual Meeting of Shareholders. None of our directors attended our 2017 Annual Meeting of Shareholders.

Board Committee Membership

The Board has established three standing committees. Presently, the standing committees are: Audit, Compensation, and Nominating and Corporate Governance.    Committee membership as of the end of fiscal year 2017 was as follows:

Audit	Compensation
Robert J. Messey, Chairman	Fred A. Middleton, Chairman
David W. Benfer	Nathan Fischel
Arun S. Menawat
Robert J. Messey

Nominating & Corporate Governance
David W. Benfer, Chairman
David L. Fischel
Joe Kiani

The Board has adopted a written charter for each of the committees. The charters of our Audit, Compensation, and Nominating and Corporate Governance Committees, and our Code of Ethics and Business Conduct are published on our website at www.stereotaxis.com, Investors, Governance. These materials are available in print to any shareholder upon request. From time to time, the Board and the committees review and update these documents, as they deem necessary and appropriate.

Audit Committee

The Board has determined that each member of the Audit Committee is independent under the listing standards of the NASDAQ Capital Market and the enhanced independence standards for audit committee members set forth in SEC rules under the Securities Exchange Act of 1934. Further, our Board has determined that each member of the Audit Committee is financially sophisticated and that Mr. Messey, who currently serves as the chair of the Audit Committee, qualifies as an Audit Committee Financial Expert under SEC rules and regulations. The Audit Committee assists our Board in its oversight of:

•	the integrity of our financial statements;

•	our accounting and financial reporting process, including our internal controls;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accountants’ qualifications and independence; and

•	the performance of our independent registered public accountants.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accountants. In addition, the Audit Committee must approve in advance:

•	any related-party transaction that creates a conflict of interest situation;

•	all audit services; and

•	all non-audit services, except for de minimis non-audit services, provided the Audit Committee has approved such de minimis services prior to the completion of the audit.

During fiscal year 2017, the Audit Committee met six times.

Compensation Committee

Our Board has determined that each director serving on the Compensation Committee during 2017 was independent under the listing standards of The Nasdaq Capital Market, except Dr. Nathan Fischel, and that each qualified as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986 and as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934. The functions of the Compensation Committee include:

•	assisting management and the Board in defining an executive compensation policy;

•	determining the total compensation package for our chief executive officer and other executive officers;

•

performing or, to the extent deemed appropriate delegating to our officers, reviewing and monitoring the administration of our equity-based compensation plans and qualified and non-qualified benefit plans;

•	approving new incentive plans and major benefit programs; and

•	approving changes to the outside directors’ compensation program.

The Compensation Committee has authority to retain compensation consultants to furnish advice or assistance to the committee within the scope of its duties. The committee has direct responsibility for the appointment, retention, and compensation of the compensation consultants as well as the oversight of the work of the consultants. In selecting any compensation consultant, the committee considers the factors relevant to the consultant’s independence from management in accordance with the listing standards of The Nasdaq Capital Market.

During fiscal year 2017, the Compensation Committee met two times and acted four times by unanimous written consent.

Nominating and Corporate Governance Committee

Our Board has determined that each director serving on the Nominating and Corporate Governance Committee during 2017 was independent under the listing standards of The Nasdaq Capital Market, except David L. Fischel. The Nominating and Corporate Governance Committee assists the Board in:

•	identifying and evaluating individuals qualified to become Board members;

•	reviewing director nominees received from shareholders;

•	selecting director nominees for submission to the shareholders at our annual meeting;

•	selecting director candidates to fill any vacancies on the Board;

•	overseeing the structure and operations of the Board, including recommending Board committee structure, appointments and responsibilities; and

•	overseeing our healthcare compliance policies.

The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines and principles.

During fiscal year 2017, the Nominating and Corporate Governance Committee met one time.

DIRECTOR COMPENSATION

Director Compensation Policy

In February 2017, the Compensation Committee adopted a new compensation program for our non-employee directors effective January 1, 2017. Each director will received an annual award of 60,000 restricted share units. The annual equity awards will be made in two equal installments on the first business day of January and the first business day of July in each calendar year, paid in arrears and pro-rated according to the length of time served as a director. Each director will have the option to choose one of two vesting schedules prior to the commencement of the year. The restricted share units will vest immediately with the first option. Alternately, with the second option, the restricted share units will vest on the earliest to occur of (i) the fifth anniversary of the date of the award, (ii) the date on which the service of the director on the Board of Directors terminates, or (iii) a Change of Control of the Company.

Under the prior non-employee director compensation program, newly elected directors were entitled to receive a grant of 20,000 restricted share units. Initial grants of restricted share units to new directors vest over a two-year period, with 50% vesting after the first year and 50% vesting after the second year. A grant of restricted share units was made under this program to Dr. Nathan Fischel upon his appointment to the Board in February 2017.

We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance and participation in Board and committee meetings.

Compensation of Directors

The following table discloses compensation to our non-employee directors for their services during 2017:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation	Total ($)
David W. Benfer(2)	-	43,200	-	-	43,200
Duane DeSisto(3)	-	5,700	-	-	5,700
David L. Fischel(4)	-	43,200	-	-	43,200
Nathan Fischel, M.D.(5)	-	39,900	-	-	39,900
Joe Kiani(4)	-	43,200	-	-	43,200
Dr. Arun S. Menawat(4)	-	43,200	-	-	43,200
Robert J. Messey(6)	-	43,200	-	-	43,200
Fred A. Middleton(7)	-	43,200	-	-	43,200
William C. Mills III(8)	-	-	-	-	-
Eric N. Prystowsky, M.D.(9)	-	14,242	-	6,160	20,402

(1)	Amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Includes restricted share units granted in 2018 for services performed during 2017.

(2)	7,400 options were outstanding as of December 31, 2017, all of which were exercisable as of such date. 30,000 restricted share units vested January 2, 2018.

(3)	Mr. DeSisto resigned from the Board of Directors on February 26, 2017.

(4)	40,000 restricted share units were outstanding as of December 31, 2017, none of which were vested as of such date.

(5)	44,500 restricted share units were outstanding as of December 31, 2017, none of which were vested as of such date. Dr. Fischel was appointed to the Board on February 3, 2017.

(6)	9,425 options were outstanding as of December 31, 2017, all of which were exercisable as of such date. 30,000 restricted share units vested January 2, 2018.

(7)	14,800 options were outstanding as of December 31, 2017, all of which were exercisable as of such date. 30,000 restricted share units vested January 2, 2018.

(8)	As a member of the Company’s management, Mr. Mills did not receive compensation for his services as a director in 2017. Mr. Mills resigned as chief executive officer and as a director on February 3, 2017.

(9)	5,550 options were outstanding as of December 31, 2017, all of which were exercisable as of such date. All Other Compensation reflects amounts earned in 2017 by Dr. Prystowsky under a consulting agreement with the Company. $6,160 of such amount was paid during 2017. Dr. Prystowsky’s term as a director ended on May 23, 2017, the date of the 2017 Annual Meeting of Shareholders.

PROPOSAL 1: ELECTION OF DIRECTORS

Under the Company’s bylaws, the number of directors of the Company may be fixed or changed from time to time by resolution of a majority of the Board of Directors, provided the number shall be no less than three and no more than fifteen. Currently, the Board has set the number of directors of the Company at nine. The directors are divided into three classes: Class I, Class II and Class III, each class to be as nearly equal in number as possible. The directors in each class are elected for a term of three years. Currently, there is one vacancy in Class I and one vacancy in Class III.

Shareholders are being asked to elect one director, Robert J. Messey, as a Class III director to fill the vacancy in Class III for a term of one year until the 2019 Annual Meeting of Shareholders, which is the remaining term of the Class III directors. Shareholders are also being asked to elect two directors, David L. Fischel and Joe Kiani, as Class II directors to serve until the 2021 Annual Meeting of Shareholders. The Board nominated Mr. Messey, Mr. Fischel and Mr. Kiani for election at the 2018 Annual Meeting of Shareholders upon the recommendation of the Nominating and Corporate Governance Committee. Each nominee currently is a director of our Company. Following the annual meeting, there will be a vacancy in one position of the Class I directors and a vacancy in one position of the Class II directors. Certain information with respect to the nominees for election is set forth above under the headings “Information about the Board of Directors” and “Board Meetings and Committees.” Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve; all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee recommended by our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS.

EXECUTIVE COMPENSATION

Executive Compensation Summary and Analysis

The Compensation Committee is tasked with discharging the Board of Directors’ responsibilities related to oversight of the compensation of our directors and officers and ensuring that our executive compensation program meets our corporate objectives. The following is a summary and analysis of the executive compensation policies, programs and practices developed by the Compensation Committee, and a description of the compensation of our Named Executive Officers as determined by the committee for fiscal year 2017.

Compensation Philosophy

The objective of our compensation program is to attract, retain and motivate highly qualified executive officers while aligning the interests of these executives with those of shareholders. When designing compensation packages to achieve this objective, the committee is guided by the following principles:

•

Align pay and performance:    Provide total compensation that is commensurate with stock price performance, the operational and financial success of our business, and the individual performance contributions of executives.

•	Manage program cost and dilution: Balance other considerations for executive pay programs with their impact on earnings, cash flow and stock dilution.

•

Provide market competitive pay:    Targeted compensation opportunities should generally reflect levels, both in terms of size of pay opportunity and mix of pay elements, observed in the competitive marketplace, as defined by the market median pay levels among companies with which we compete for talent.

We believe that adhering to these principles will create a total compensation program that supports our aim to deliver long-term shareholder value through business performance. In addition to the above principles, the Compensation Committee exercises its judgment in setting pay levels with respect to individual competencies and experience and the internal compensation equity among Named Executive Officers.

Role and Independence of the Consultant

From time-to-time, when deemed necessary, the Compensation Committee engages the services of an independent compensation consultant to provide the committee with market data and analysis, advice on incentive design practices, and an external perspective on pay trends and legal and regulatory developments. The committee retained Radford, an Aon Hewitt Company, as its independent compensation consultant (the “Consultant”) most recently in November 2016. Radford does not provide any services to the Company other than those related to director and executive compensation consulting. The committee considers the Consultant to be fully independent and that the Consultant’s work has not raised any conflict of interest.

In 2016, Radford conducted an in-depth study and recommended to the Compensation Committee, and the committee approved, a peer group of 20 companies (listed below) based on objective industry and financial criteria. The Consultant collected and presented to the committee proxy data from the peer group and market data from a broader sample of high technology companies contained in the Radford Global Technology Database.

Alphatec	Dextera Surgical	IRIDEX
Avinger	Digirad	LaMaitre Vascular
BIOLASE	Electromed	MGC Diagnostics
CAS Medical Systems	EnteroMedics	PhotoMedex
Cogentix Medical	Hansen Medical	Pro-Dex
Corindus Vascular Robotics	iCAD	VASO
Cutera	InVivo Therapeutics

Executive Compensation Program

The elements of the compensation program are base salary, annual incentive, equity-based long-term incentive, and benefits. The committee has historically set targeted total compensation at the median of the competitive market. The committee may adjust targeted total compensation or the mix of total compensation based on other considerations such as business performance, company size and stock dilution. In addition, incentive programs are intended to be designed such that total compensation realized by executives is consistent with performance achievement.

Historically, the design of the annual incentive plan was intended to be primarily objective and formulaic. Each year, including 2016, the committee established annual performance metrics relating to financial performance and strategic initiatives and annual incentive opportunities for management employees, including the Named Executive Officers. The annual incentive opportunities were determined as a percentage of the individual’s base salary. In addition, the committee retained discretion to adjust annual incentive awards, taking into account non-formulaic considerations such as the context in which certain performance achievement occurred, the unique experience an individual brings to a role, and other factors the committee deemed relevant.

The objective of the Company’s long-term incentive program is to directly align compensation outcomes with returns received by shareholders, build equity ownership within the management team, and motivate the sustainable financial performance that supports stock price growth. Long-term incentive awards are made pursuant to the Company’s 2012 Stock Incentive Plan, which permits grants of cash awards, stock options, stock appreciation rights and stock awards (e.g., restricted stock and restricted share units). Throughout the year, the committee may also approve awards in connection with employee promotions, employee retention, an individual newly hired to the Company, or for purposes otherwise deemed to be in the best interest of the Company. The timing of these equity award grants is not based on the timing of the release of material, non-public information, nor is such information released for the purpose of affecting the value of executive compensation.

The typical pay review process occurs at the beginning of the fiscal year at which time the Compensation Committee reviews and approves executive compensation, including adjustments in base salaries, annual incentive awards and equity awards, and establishes performance goals and target incentive opportunities for the annual incentive plan for the following fiscal year. During the review process, the committee considers a number of factors, including competitive market data, input received from the Company’s management, an assessment of individual performance and the operating performance of the Company.

2017 Executive Compensation

Annual Base Salary.    The Compensation Committee decided to make no changes to the annual base salaries during 2017 for Mr. Mills ($489,250), Mr. Stammer ($290,000) or Ms. Duros ($303,850). Mr. Mills resigned as chief executive officer effective February 3, 2017. Mr. David Fischel does not receive a base salary.

Annual Incentive Plan.    The committee decided not to establish a 2017 annual incentive plan based on objective, formulaic performance goals and metrics for the Company or the Named Executive Officers, and instead determined that annual incentive awards to management, including the Named Executive Officers, for the 2017 fiscal year would be discretionary. The committee decided to make no annual incentive awards to the Named Executive Officers for the 2017 fiscal year.

Long-Term Incentive Compensation.    No awards under the long-term incentive compensation plan were made to the Named Executive Officers in 2017.

Recoupment Policy

The Compensation Committee has a recoupment policy applicable to incentive compensation based on financial results, including the annual bonus and equity-based compensation, to our Named Executive Officers and other executives. If we are required to file a restatement of financial results due to fraud, gross negligence or willful misconduct, then our independent directors may take action to recoup any portion of the incentive compensation awarded to the executives that exceeded the amount that would have been awarded based on the restated financial results during the three fiscal years prior to the filing of the restated financial results.

Other Benefits

•

Healthcare and Other Insurance Programs:    All of our employees, including the Named Executive Officers, are eligible to participate in medical, dental, short and long-term disability and life insurance plans. The terms of such benefits for our Named Executive Officers are the same as those for all of our employees.

•

401(k):    We offer all eligible employees the opportunity to participate in a 401(k) plan. Employer matching contributions are discretionary under the 401(k) plan. During 2017, the Company did not match employee contributions.

•

Employee Stock Purchase Plan:    The Company offers an employee stock purchase plan, under which all of our employees, including our Named Executive Officers, who do not own 5% or more of our outstanding common stock, have the opportunity to buy an aggregate for all employees of up to 250,000 shares of Company common stock at 95% of market price with up to 15% of their salaries and incentives (subject to certain limits), with the objective of allowing employees to profit when the value of our stock increases over time.

Summary Compensation Table

The following table summarizes the total compensation paid to the following executive officers (our “Named Executive Officers”) for fiscal years 2016 and 2017. For more information about the components of the total compensation, refer to the “Executive Compensation Summary and Analysis” section of this proxy statement.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Totals ($)
David L. Fischel	2017	-	-	-	-	-
Chief Executive Officer(4)
William C. Mills III	2017	46,416	-	-	520,865	567,281
Former Chief Executive Officer(5)	2016	489,250	89,778	131,217	2,060	712,305
Martin C. Stammer	2017	290,000	-	-	2,099	292,099
Chief Financial Officer	2016	290,000	40,872	64,815	1,664	397,351
Karen W. Duros	2017	293,908	-	-	2,167	296,075
SVP, General Counsel & Secretary(6)	2016	303,850	15,678	54,328	1,692	375,548

(1)	Amounts reported reflect the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. These awards consist of grants of restricted share units. See Note 11 of the notes to our consolidated financial statements contained in our 2017 Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the ASC 718, Compensation-Stock Compensation values of our equity awards. These amounts reflect the aggregate grant date fair value for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)	These amounts represent cash awards earned during the respective fiscal year under the applicable annual incentive programs, irrespective of the year in which they were actually paid.

(3)	All Other Compensation includes the payment of group term life insurance premiums, and in the case of Mr. Mills, payments under a severance agreement and payments for accrued paid time off benefits.

(4)	David L. Fischel was appointed as Chief Executive Officer February 3, 2017. Mr. Fischel is not an employee of the Company and receives compensation only as a director.

(5)	Mr. Mills resigned as chief executive officer on February 3, 2017.

(6)	On March 19, 2018, Ms. Duros notified the Company of her retirement effective April 13, 2018.

Outstanding Equity Awards At Fiscal Year-End

The following table discloses information regarding outstanding awards under the Company’s 2002 Stock Incentive Plan, as amended and 2012 Stock Incentive Plan, as amended, as of December 31, 2017.

		Option Awards				Stock Awards
Named Executive Officer	Date of Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
William C. Mills III(4)	05/29/08	2,250		54.90	05/28/18
	06/10/09	2,250		43.90	06/09/19
	05/26/10	2,250		36.20	05/26/20
	05/24/11	1,575		32.30	05/23/21
Martin C. Stammer	02/15/11	700		35.20	02/15/21
	03/27/14					4,850	3,880
	03/27/14	30,921	2,079	4.04	03/27/24
	02/06/15	23,364	9,636	2.15	02/06/25
	02/06/15					9,700	7,760
	02/09/16					39,300	31,440
Karen W. Duros(5)	02/15/11	6,300		35.20	02/15/21
	03/27/14					1,850	1,480
	03/27/14	11,887	813	4.04	03/27/24
	02/06/15	8,983	3,717	2.15	02/06/25
	02/06/15					3,700	2,960
	02/09/16					15,075	12,060
David L. Fischel(6)	09/29/16					10,000	8,000
	07/03/17					30,000	24,000

(1)	The amounts appearing in this column represent the total number of options and stock appreciation rights (SARs) that have not vested as of December 31, 2017. Options and SARs granted to the Named Executive Officers, vest at the rate of 25% one year from the date of grant, and monthly thereafter, over 36 additional months.

(2)	The amounts appearing in this column represent the total number of service-vested restricted share units granted under our 2012 Stock Incentive Plan. The restricted share units vest at the rate of 25% annually beginning with the one-year anniversary of the date of grant. The restricted share units granted to Mr. Fischel on September 29, 2016 will vest September 29, 2018, and the restricted share units granted to him on July 3, 2017 will vest on the earliest to occur of (i) the fifth anniversary of the date of the award, (ii) the date on which his service as a director on the Board of Directors terminates, or (iii) a Change of Control of the Company.

(3)	Based on the closing price of $0.80 for the shares of our common stock on December 29, 2017.

(4)	Mr. Mills was appointed as the Company’s chief executive officer effective February 12, 2014. All equity awards prior to 2014 reflected in this table were granted to him as a director. He resigned as chief executive officer and as a director on February 3, 2017.

(5)	On March 19, 2018, Ms. Duros notified the Company of her retirement effective April 13, 2018.

(6)	David L. Fischel was appointed Chief Executive Officer February 3, 2017. All awards in this table were granted to him as a director.

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses information as of December 31, 2017, regarding securities to be issued upon the exercise of outstanding options, warrants and rights under equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,093,664	$9.04	6,253,409
Equity compensation plans not approved by shareholders	-	-	-
Total	1,093,664	$9.04	6,253,409

(1)	Shares issuable upon vesting of restricted share units are not included in the weighted average computation.

(2)	Includes 680,363 restricted share units covered by outstanding awards that have not yet vested and are subject to forfeiture. In the event of forfeiture, such shares will be available for issuance under the 2012 Stock Incentive Plan.

Potential Payments upon Termination or Change of Control

The award agreements under our 2002 Stock Incentive Plan and 2012 Stock Incentive Plan provide for the acceleration of certain equity awards in the event of termination of the employee’s employment due to a change of control of the Company. The provisions under the award agreements are generally applicable to awards granted to all participants in the Plan, including the Named Executive Officers. We have described those provisions generally below. Additionally, under the stock incentive plans, in the event of a change of control of the Company, the Compensation Committee has discretion to provide for termination of awards in exchange for cash payments or the issuance of substitute awards. Benefits or payments under other plans and arrangements that are generally available to the Company’s employees on similar terms are not described.

In addition, we have entered into employment agreements with our Named Executive Officers that provide for a continuation of certain post-employment benefits, to the extent permitted under the applicable employment benefit plan(s). Each of the employment agreements provides for payments at, following, or in connection with a variety of circumstances following the Named Executive Officer’s termination of employment or in the event of a change of control of the Company.

Provisions of awards under the Stock Incentive Plans

If a Named Executive Officer’s employment is terminated on or within one year after a change of control (or in the case of restricted stock, restricted stock units or SARs, the employee leaves for good reason, as defined in the agreement), the award agreements for such restricted stock, restricted stock units, and SARs under the 2002 Stock Incentive Plan and 2012 Stock Incentive Plan provide as follows: (1) all unvested SARs will vest immediately and all unexercised SARs can be exercised for their remaining terms; and (2) all outstanding restricted stock and restricted stock units vest immediately and become non-forfeitable.

The awards do not generally accelerate in connection with the retirement, resignation or other termination of employment (i.e., voluntary termination, termination for cause or involuntary termination) of any of the participants. In addition, none of the equity awards under the 2002 Stock Incentive Plan or 2012 Stock Incentive Plan accelerate in the event of termination by death or disability. SARs and options could be exercised for specified periods following retirement, death or disability.

Employment Agreements

Mr. Mills.    Mr. Mills resigned from his position as Chief Executive Officer of the Company on February 3, 2017. In connection with his resignation, the Company and Mr. Mills entered into a Severance Agreement and Release, dated February 3, 2017. Under the terms of the Severance Agreement and Release, Mr. Mills received the severance payments and other benefits set forth in the terms of his Employment Agreement with the Company, dated as of May 30, 2014, in the same manner as if he were terminated without cause, subject to certain offsets. Mr. Mills received an annual amount equal to his annual base salary ($489,250) as severance, payable over the 12-month period following February 3, 2017 in accordance with Stereotaxis’ regular payroll schedule, as well as other benefits set forth in the Severance Agreement and Release. In addition, Mr. Mills’ awards under any Stereotaxis stock plan (including without limitation awards of stock options, stock appreciation rights and restricted share units) became fully vested.

Other Named Executive Officers.    If a Named Executive Officer is terminated by the Company without cause, the Named Executive Officer will receive his or her monthly base salary as of the date of termination for 12 months following the date of termination. The officer also will receive continuation of medical and dental benefits and life and disability insurance benefits (subject to any requirement for employee premium contributions) for 12 months, except that such benefits will terminate upon receipt of comparable benefits from another employer. In the event of termination by the Company without cause, the salary continuation payments will be offset by the amount of any compensation the officer receives during the severance period from the Company, any other employer or as an independent contractor.

In the event of a termination of a Named Executive Officer during the period commencing six months prior to a change of control of the Company and ending two years after a change of control, or if the officer separates from service for good reason, as defined in the employment agreement, within two years after a change of control of the Company, then the officer will be entitled to a lump sum payment equal to the officer’s annual base salary at a rate equal to the greater of the rate in effect immediately before the officer’s separation or the rate in effect immediately before the change of control. In addition the officer will receive continued medical and dental coverage under the Company’s benefit plans pursuant to COBRA for up to one year following the officer’s separation from service at the Company’s cost, and continued life and disability insurance benefits, also at the Company’s cost. All outstanding unvested awards under the 2002 Stock Incentive Plan and the 2012 Stock Incentive Plan will become fully vested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 13, 2018 by:

•	each person known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

There were 58,865,036 shares of common stock and 23,900 shares of Series A Convertible Preferred Stock outstanding as of March 13, 2018. Unless otherwise indicated, the table below includes the number of shares underlying options, stock appreciation rights and warrants that are currently exercisable or exercisable within 60 days after March 13, 2018, the number of shares represented by restricted share units that may become vested within 60 days after March 13, 2018, and the number of shares of common stock into which the shares of Series A Convertible Preferred Stock are convertible within 60 days after March 13, 2018. Such shares are considered outstanding and beneficially owned by the person holding the options, stock appreciation rights, warrants, restricted share units, or shares of Series A Convertible Preferred Stock, for the purposes of computing beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, where applicable, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

Name and Address of Beneficial Owner of Common Stock	Number of shares of Common Stock beneficially owned	Percentage of shares of Common Stock beneficially owned
Five percent shareholders
2012 Revocable Trust of Andrew Redleaf(1) 3033 Excelsior Boulevard Minneapolis, MN 55416	6,191,793	9.99%
Joseph Kiani Dynasty Trust(2) 52 Discovery Irvine, CA 92618	6,153,846	10.45%
Arbiter Partners QP, L.P.(3) 530 Fifth Avenue, 20th Fl. New York, NY 10036	4,615,385	7.84%
DAFNA Capital Management, LLC(4) 10990 Wilshire Boulevard, Suite 1400 Los Angeles, CA 90024	13,680,554	23.24%
Directors and Named Executive Officers
David W. Benfer(5)	138,814	*
David L. Fischel	10,000	*
Nathan Fischel(6)	13,690,554	23.26%
Joe Kiani(7)	6,163,846	10.47%
Arun S. Menawat	319,285	*
Robert J. Messey(8)	125,243	*
Fred A. Middleton(9)	1,854,062	3.14%
William C. Mills III(10)	318,627	*
Martin C. Stammer(11)	125,273	*
Karen W. Duros(12)	84,835	*
All directors and executive officers as a group (10 persons)	22,559,322	38.09%

*	Indicates ownership of less than 1%

(1)	Based on the Company’s records. This amount excludes 260,472 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. The conversion of the Series A Convertible Preferred Stock is restricted to the extent that, upon such conversion, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 9.99% of our common stock then outstanding.

(2)

Based on a Schedule 13D filed by Joe Kiani on March 16, 2018, and the Company’s records. Excludes 6,750,685 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock held by the Joseph Kiani Dynasty Trust. The conversion of the Series A Convertible Preferred Stock is restricted to the extent that, upon such conversion, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.

(3)	Based on a Schedule 13G filed by Arbiter Partners Capital Management LLC on March 20, 2018, and the Company’s records. Excludes 5,063,014 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock held by Arbiter. The conversion of the Series A Convertible Preferred Stock is restricted to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.

(4)	Based on the Company’s records and a Schedule 13D filed on March 8, 2018 by DAFNA Capital Management, LLC, in its capacity as investment adviser to DAFNA LifeScience Ltd., DAFNA LifeScience Market Neutral Ltd., and DAFNA LifeScience Select Ltd. (collectively, the “Funds”), each of which entities is a Cayman Islands exempted company. In such capacity, DAFNA Capital Management, LLC may be deemed to be the beneficial owner of the shares of our common stock owned by the Funds, as in its capacity as investment adviser it has the power to dispose, direct the disposition of, and vote our shares owned by the Funds. Nathan Fischel and Fariba Ghodsian are part-owners of DAFNA Capital Management and managing members. As controlling persons of DAFNA Capital Management, they may be deemed to beneficially own the shares of our common stock owned by the Funds. Pursuant to Rule 13d-4, Drs. Fischel and Ghodsian disclaim beneficial ownership of the securities owned by the Funds. This amount excludes an aggregate of 13,501,370 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock and an aggregate of 1,041,357 shares of common stock issuable upon exercise of warrants held by the Funds. The conversion of the Series A Convertible Preferred Stock and exercising of the warrants are restricted to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.

(5)	Includes options to purchase 7,400 shares of common stock and 2,700 shares of common stock held by Mr. Benfer’s spouse.

(6)	Includes 13,680,554 shares of common stock held by DAFNA Capital Management, LLC, in its capacity as investment advisor to DAFNA LifeScience Ltd., DAFNA LifeScience Market Neutral Ltd., and DAFNA LifeScience Select Ltd. (collectively, the “Funds”). This number of shares excludes an aggregate of 13,501,370 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock and an aggregate of 1,041,357 shares of common stock issuable upon exercise of warrants held by the Funds. Dr. Fischel disclaims beneficial ownership of the shares and warrants owned by the Funds. The conversion of the Series A Convertible Preferred Stock and exercising of the warrants are restricted to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.

(7)	Includes 6,153,846 shares of common stock held by the Joseph Kiani Dynasty Trust. Excludes 6,750,685 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock held by the Joseph Kiani Dynasty Trust. The conversion of the Series A Convertible Preferred Stock is restricted to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.

(8)	Includes options to purchase 9,425 shares of common stock.

(9)	Includes 1,325,167 shares held by and 41,800 additional shares issuable upon exercise of warrants held by entities affiliated with Sanderling Ventures. Mr. Middleton disclaims beneficial ownership of the shares and warrants held by the entities affiliated with Sanderling Ventures. Also includes options to purchase 14,800 shares of common stock and 168,767 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. The conversion of the Series A Convertible Preferred Stock is restricted to the extent that, upon such conversion, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.

(10)	Mr. Mills resigned as chief executive officer and as a director on February 3, 2017.

(11)	Includes options to purchase 59,813 shares of common stock.

(12)	Includes options to purchase 39,319 shares of common stock.

REPORT OF AUDIT COMMITTEE

Currently, two non-employee directors serve on the Audit Committee. Both are independent as defined in the OTCQX Rules for U.S. Companies as well as NASDAQ Rule 5605(a)(2) and Rule 10-A-3(b)(1) of the Securities Exchange Act of 1934. The Board has adopted a written charter for the Audit Committee, which is posted on our website at www.stereotaxis.com, Investors, Governance.

The Audit Committee assists the Board in providing oversight of our accounting and financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal control. Our independent registered public accountants are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances. In addition, the Company engages another accounting firm for assistance with internal audit services.

The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the year ended December 31, 2017 with management, including a discussion of the quality and the acceptability of our financial reporting practices and the internal controls over financial reporting.

The Audit Committee reviewed with the independent registered public accounting firm its judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the committee under auditing standards of the Public Company Accounting Oversight Board (PCAOB). In addition, the committee discussed with the independent registered public accountants, the firm’s independence from management and the Company, including the matters in the accountants’ written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

Our independent registered public accountants did not provide any non-audit services to us during 2017.

The Audit Committee also discussed with the Company’s internal audit service provider and the independent registered public accounting firm in advance the overall scope and plans for their respective audits. The committee meets regularly with the internal audit service provider and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC. Submitted by the Audit Committee of the Board of Directors,

Robert J. Messey, Chair

David W. Benfer

The report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate by reference the Audit Committee report, and will not otherwise be deemed filed under such Acts.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee, pursuant to its charter, has appointed Ernst & Young LLP as the Company’s independent registered public accountants to examine the financial statements of the Company for our 2018 fiscal year.

While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2018. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

A formal statement by representatives of Ernst & Young LLP is not planned for the Annual Meeting. However, Ernst & Young LLP representatives are expected to be present at the meeting and available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST  & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2017 Annual Meeting of Shareholders, approximately 90% of the votes cast were in support of the Company’s executive compensation program. Pursuant to Section 14A of the Exchange Act, our Board of Directors is again submitting a non-binding shareholder vote on our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). We currently plan to hold this vote annually, and the next such vote will be held at our 2019 Annual Meeting of Shareholders.

While this vote is advisory and not binding on our Company, it will provide information to our Compensation Committee regarding shareholders’ sentiment about our executive compensation philosophy and practices, which the committee will be able to consider when determining executive compensation in the future.

As you consider how to cast your vote, we encourage you to review the “Executive Compensation Summary and Analysis” section of this proxy statement as well as the executive compensation tables and related narratives. As described in those sections, the primary goals of our executive compensation program are to attract, retain and motivate highly qualified executives and to align their interests with those of our shareholders. Our program, consisting of a mix of base salary, annual cash bonus, and equity awards, is designed to reflect a balance between short-term and long-term goals to create value for our shareholders.

The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in this proxy statement under “Executive Compensation”, including the “Executive Compensation Summary and Analysis” and the tabular and narrative disclosure contained in this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL 4: APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

The Company’s Board of Directors has adopted a resolution approving and recommending to the Company’s shareholders for their approval a proposal to amend our certificate of incorporation to authorize a reverse split of our outstanding shares of common stock within a range of one share of common stock for every two shares of common stock to one share of common stock for every ten shares of common stock, with the exact reverse split ratio to be decided and publicly announced by the Board of Directors prior to the effective time of the reverse stock split amendment. If the shareholders approve this Proposal No. 4, the Board of Directors will have the authority to decide, at any time prior to one year after the date of the Annual Meeting, whether to implement the reverse stock split and the precise ratio of the reverse stock split within a range of one-for-two shares of our common stock to one-for-ten shares of our common stock. If the Board of Directors decides to implement the reverse stock split, the reverse stock split will become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware (“Reverse Split Amendment”).

The Board of Directors reserves the right, even after shareholder approval, to abandon or postpone the filing of the Reverse Split Amendment if the Board of Directors determines that it is not in the best interest of the Company and the shareholders. If the reverse stock split proposal is approved by the shareholders but is not implemented by the Board of Directors within one year from the Annual Meeting, the proposal will be deemed abandoned, without any further effect. In that case, the Board of Directors may again seek shareholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time

The form of the Reverse Split Amendment to accomplish the reverse stock split is attached to this Proxy Statement as Appendix A. The following discussion is qualified in its entirety by the full text of the Reverse Split Amendment, which is incorporated herein by reference.

Reasons for the Reverse Stock Split

The Board’s primary reasons for approving and recommending the reverse stock split are that the Board believes that:

•	the reverse stock split is the most effective means of increasing the per-share market price of our common stock in order to become eligible for listing on the Nasdaq Capital Market; and

•	a higher per-share market price of our common stock could encourage investor interest in our Company and promote greater liquidity for our shareholders.

Our common stock is currently listed on the OTCQX® under the symbol “STXS”. We believe that becoming listed on The Nasdaq Capital Market will support and maintain the liquidity of our common stock for our shareholders. In order for our common stock to be eligible for listing on The Nasdaq Capital Market, we must satisfy the initial listing requirements established by Nasdaq, including, among other requirements, a minimum closing price of at least $3.00 per share for our common stock.

An objective of the Board in proposing the reverse stock split is to increase the per-share market price of our common stock in order to become eligible for listing on The Nasdaq Capital Market. Effecting the reverse stock split would reduce our total shares of common stock outstanding, which the Board believes will increase the price per share of our common stock and therefore, better enable us to list our common stock on The Nasdaq Capital Market. However, the effect of the reverse stock split on the market value of our common stock cannot be predicted with any certainty, and there can be no assurances the market price per post-split share will either exceed or remain in excess of the minimum closing price for a sustained period of time. The reverse stock split itself does not affect our market value, and the market price of our common stock may also be based on other factors that are unrelated to the number of shares outstanding, including our future performance.

The Board of Directors believes that shareholder approval of an amendment that would allow the Board to determine the exact reverse stock split ratio within a specified range of one-for-two to one-for-ten (rather than shareholder approval of a fixed reverse stock split ratio) provides the flexibility to achieve the desired results of the reverse stock split. The Board of Directors will consider the conditions, information and circumstances existing at the time when it determines whether to implement a reverse stock split and, if it decides to implement a reverse stock split, the precise reverse stock split ratio.

If our shareholders approve this proposal, our Board of Directors or a committee thereof would effect a reverse stock split only upon the Board’s or committee’s determination that a reverse stock split would be in the best interests of the Company at that time. If our Board of Directors were to effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio within the range of one-for-two to one-for-ten. No further action on the part of shareholders would be required to either implement or abandon the reverse stock split. If our shareholders approve the proposal, and the Board of Directors or a committee of the Board of Directors determines to effect the reverse stock split, we would communicate to the public, prior to the effective date, additional details regarding the reverse stock split, including the specific ratio selected by the Board or committee. If our Board of Directors or a committee thereof does not implement the reverse stock split within one year from the Annual Meeting, the authority granted in this proposal to implement the reverse stock split will terminate. Our Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company or its shareholders.

If our shareholders approve this Proposal No. 4, and the reverse stock split is implemented, we would have a lower number of shares of common stock outstanding without reducing the total number of authorized shares of common stock we may issue. In Proposal No. 5 below, we are asking our shareholders to approve an amendment to our certificate of incorporation to decrease the number of authorized shares of common stock. Proposals No. 4 and No. 5 are independent proposals and are not conditioned on each other. Shareholders may approve the reverse stock split described in this Proposal No. 4 without approving Proposal No. 5, in which case, we may have a larger number of authorized but unissued shares from which to issue additional shares of common stock, or securities convertible or exercisable into shares of common stock, than are necessary for reasonably foreseeable future needs, which could have a potential dilutive effect on existing shareholders.

Effects of the Reverse Stock Split

The reverse stock split will be effected simultaneously for all outstanding shares of our common stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our common stock or the Company’s reporting obligations under the Exchange Act. The Company will obtain a new CUSIP number for our common stock effective at the time of the reverse stock split.

As of the effective time of the reverse stock split, we will adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. In addition, as of the effective time of the reverse stock split, we will adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

The conversion price of our Series A Convertible Preferred Stock will also be proportionately increased to reflect the reverse stock split as of the effective time of the reverse stock split.

Assuming reverse stock split ratios of one-for-two and one-for-ten, which are ratios based on whole numbers of shares at the high end and low end of the range that our shareholders are being asked to approve, the following table sets forth the approximate number of shares of our common stock that would be (i) issued and outstanding, (ii) reserved for issuance upon conversion of the Series A Convertible Preferred Stock, and (iii) reserved for issuance pursuant to outstanding options under our stock plan or warrants, and after the reverse stock split, based on information as of:

	12/31/2017	3/26/2018	1:2	1:10
Common Stock:	22,801,716	58,865,036	29,432,518	5,886,504
Convertible Preferred Shares (in common stock equivalents):	39,537,501	40,051,263	20,025,632	4,005,126
Employee RSU’s:	680,363	598,651	299,326	59,865
Subtotal	63,019,580	99,514,950	49,757,476	9,951,495
Warrants:	38,779,119	3,025,072	1,512,536	302,507
Employee Stock Options:	413,301	1,262,303	631,151	126,230
Shares Authorized	300,000,000	300,000,000	300,000,000	300,000,000

After the effective time of the reverse stock split, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

Effect on Voting Rights.    Proportionate voting rights and other rights of the holders of common stock would not be affected by the reverse stock split, other than as a result of the payment of cash in lieu of fractional shares as described below. For example, a holder of 1% of the voting power of the outstanding shares of common stock immediately prior to the effective time of the reverse stock split would continue to hold 1% of the voting power of the outstanding shares of common stock after the reverse stock split, subject to the payment of cash in lieu of fractional shares.

Because the Series A Convertible Preferred Stock votes with our common stock on an as-converted basis, the proportional adjustment to the conversion price will mean that the Series A Convertible Preferred Stock will have a different number of votes following the effective time of the reverse stock split. However, the proportionate voting interest held by the holders of Series A Convertible Preferred Stock will not change.

Effect on Par Value Shares and Accounting Matters.    The reverse stock split will not affect the par value per share of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to our common stock on the Company’s balance sheet (which consists of the par value per share of our common stock multiplied by the aggregate number of the issued shares of common stock) will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account (which consists of the difference between the Company’s stated capital and the aggregate amount paid to us upon the issuance of all currently issued shares of common stock) will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock will be increased as a result of the reverse stock split because there will be fewer shares of common stock outstanding.

Effect on Outstanding Options, Stock Option and Equity Incentive Plans and Warrants.    The reverse stock split, if and when implemented, will affect outstanding options to purchase common stock. The Company’s stock option and equity incentive plans include provisions for appropriate adjustments to the number of shares of common stock covered by the plans and by stock options and other grants of stock-based awards under the plans, as well as the per share exercise prices. If the Company’s shareholders approve the reverse stock split, an outstanding stock option to purchase one share of common stock would thereafter evidence the right to purchase a fraction of a share of common stock consistent with the reverse stock split ratio designated by the Board of Directors (rounding any fractional shares up to the nearest whole share), and the exercise price per share would be a corresponding multiple of the previous exercise price (rounded down to the nearest cent). For example, if the Company effects a one-for-two reverse stock split, a pre-split option for 10,000 shares of common stock with an exercise price of $1.00 per share would be converted post-split into an option to purchase 5,000 shares of common stock with an exercise price of $2.00 per share. Further, the number of shares of common stock authorized and reserved for issuance under the plans will be reduced in proportion to the exchange ratio of the reverse stock split.

The Company also has outstanding warrants to purchase shares of common stock. Under the terms of the warrants, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon exercise of the warrants in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of the outstanding warrants.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our shareholders approve the proposal to effect the reverse stock split, and if the Board still believes that a reverse stock split is in the best interest of the Company and its shareholders, the Board will determine the ratio of the reverse stock split to be implemented. We will file the Reverse Split Amendment with the Secretary of State of the State of Delaware. The Board may delay effecting the reverse stock split without resoliciting shareholder approval. Beginning on the effective date of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, shareholders will be notified that the reverse stock split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split share certificates will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO.

Until surrendered for exchange as contemplated herein, each pre-split share certificate will be deemed at and after the effective time of the reverse stock split to represent the number of whole shares of common stock resulting from the reverse stock split, and any dividends or other distributions that may be declared after the effective date of the reverse stock split with respect to the number of whole post-reverse split shares of common stock represented by that certificate will be withheld by the Company until that certificate has been properly presented for exchange, at which time all such withheld dividends that have not yet been paid to a public official pursuant to relevant abandoned property or escheat laws will be paid to the holder thereof or the holder’s designee, without interest.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any pre-split share certificate, except that if any new book-entry shares are to be issued in a name other than that in which the pre-split share certificates are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to the Company any applicable transfer taxes or establish to the Company’s satisfaction that these taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the shareholder would otherwise be entitled multiplied by the closing price of the common stock, on the last trading day prior to the effective date of the split (or if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by the Board of Directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

No transaction costs will be assessed to shareholders for the cash payment in lieu of fractional shares. Shareholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date payment is made for fractional shares. Shareholders should be aware that under the abandoned property or escheat laws of the applicable jurisdictions, cash payments not timely claimed after the effective date of the reverse stock split may be required to be paid to designated agents for the relevant jurisdictions.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, at the effective time of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

Appraisal Rights

Under the Delaware General Corporation Law, our shareholders are not entitled to appraisal rights with respect to the reverse stock split, and we do not intend to independently provide shareholders with any such right.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative ruling and judicial decision as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion is included for general information purposes only and does not address all aspects of federal income taxation that may be relevant to shareholders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax: (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for US. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holding; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment on other performance services; (xi) U.S. expatriates; (xii) controlled foreign corporations; or (xiii) passive foreign investment companies. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. This discussion also assumes that the shares of our common stock were, and the shares of our common stock received pursuant to the reverse stock split will be, held as “capital assets” (as defined in the Code). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements set forth below or that a court would not sustain any such challenge. This summary does not purport to be a detailed discussion of the changes to the U.S. federal income tax laws as a result of the enactment of the Tax Cuts and Jobs Act (the “Tax Act”). Technical corrections or other amendments to the Tax Act, or administrative guidance interpreting the Tax Act may be forthcoming. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH SHAREHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH SHAREHOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person. A “Non-U.S. Holder” is a beneficial owner (other than a partnership) of shares of our common stock who is not a U.S. Holder.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. Assuming the reverse stock split qualifies as a reorganization, other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a shareholder upon the reverse stock split. U.S. Holders of our common stock that receive cash in lieu of fractional shares will recognize dividend income, or capital gain or loss, depending on the particular facts and circumstances of the U.S. Holder. To the extent the cash received in lieu of fractional shares is treated as giving rise to dividend income, U.S. Holders who are individuals may be taxed at a reduced rate of 15%, subject to certain limitations. To the extent the cash received in lieu of fractional shares is treated as an exchange, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount of cash received by such holder and the adjusted tax basis deemed to be allocated to the fractional shares. Any capital gain or loss realized will be treated as long-term capital gain or loss if the holder’s holding period for our common stock surrendered is greater than one year. Long-term capital gains of U.S. Holders who are individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

With respect to Non-U.S. Holders, to the extent the cash received in lieu of fractional shares is properly treated as giving rise to dividend income, such income may be subject to a withholding tax at a rate of 30% (unless an exemption or reduced rate can be established under a treaty or otherwise). A Non-U.S. Holder generally should not be subject to any U.S. federal income or withholding tax with respect to any amount properly treated as capital gains unless such Non-U.S. Holder has certain connections with the United States. Because the determination of whether withholding should apply is very fact specific, the Company may withhold and pay to the IRS taxes at a rate of 30% on any cash paid to a Non-U.S. Holder in lieu of fractional shares unless a holder can establish that it is entitled to a reduced rate or exemption from withholding on dividend income pursuant to an applicable income tax treaty or otherwise. However, a Non-U.S. Holder may seek a refund of such amount from the IRS if the holder determines that it is not properly liable for such taxes.

Holders should consult their own advisors as to the proper treatment of any cash received in lieu of fractional shares.

In general, the aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock for which cash is received). The shareholder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered pursuant to the reverse stock split. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

U.S. and Non-U.S. Holders may be subject to information reporting with respect to the receipt of cash in lieu of fractional shares unless such holders can establish an exemption. In addition, U.S. Holders may be subject to a backup withholding tax on the cash paid in lieu of fractional shares if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. In general, backup withholding will not apply to the cash paid in lieu of fractional shares to a Non-U.S. Holder if the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN (or other applicable form). Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a shareholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER. ACCORDINGLY, EACH SHAREHOLDER IS ADVISED TO CONSULT THE SHAREHOLDER’S TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO THE SHAREHOLDER OF A REVERSE STOCK SPLIT.

Vote Required

The affirmative vote of a majority of the combined number of shares of common stock outstanding as of the Record Date and the number of shares of common stock into which the Series A Convertible Preferred Stock are convertible as of the Record Date (subject to specified beneficial ownership limitations) is required to approve the amendment to our certificate of incorporation to accomplish the reverse stock split of our common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4.

PROPOSAL 5: APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE A REDUCTION OF THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK FROM 300,000,000 TO 100,000,000 SHARES

The Company’s Board of Directors has adopted a resolution approving and recommending to the Company’s shareholders for their approval a proposal to amend our certificate of incorporation to reduce the authorized number of shares of our common stock from 300,000,000 to 100,000,000 shares. If the shareholders approve this Proposal No. 5, the Board of Directors will have the authority to decide, at any time prior to one year after the date of the Annual Meeting, whether to implement the decrease in authorized common shares. If the Board of Directors decides to implement the reduction in authorized common shares, the reduction will become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware (“Authorized Stock Amendment”).

The Board of Directors reserves the right, even after shareholder approval, to abandon or postpone the filing of the Authorized Stock Amendment if the Board of Directors determines that it is not in the best interest of the Company and the shareholders. If the proposal to reduce our authorized common shares is approved by the shareholders but is not implemented by the Board of Directors within one year from the Annual Meeting, the proposal will be deemed abandoned, without any further effect. In that case, the Board of Directors may again seek shareholder approval at a future date for a reduction in the number of authorized common shares if it deems such action to be advisable at that time.

The form of the Authorized Stock Amendment to accomplish the reduction in authorized common shares is attached to this Proxy Statement as Appendix B. The following discussion is qualified in its entirety by the full text of the Authorized Stock Amendment, which is incorporated herein by reference.

Reasons for the Decrease in Authorized Shares

We currently have 300 million shares of authorized common stock. As of the Record Date, there were 58,865,036 shares of common stock issued and outstanding. In addition, as of the Record Date, there were 3,025,072 shares of common stock reserved for issuance upon exercise of outstanding warrants; 47,844,562 shares of common stock reserved for issuance upon conversion of outstanding Series A Convertible Preferred Stock; and approximately 6,253,409 shares of common stock reserved for issuance upon exercise of outstanding equity awards under our stock option and equity incentive plans.

At a special meeting of the shareholders held on July 10, 2012, the shareholders approved an increase in the authorized shares from 100 million to 300 million in order to provide a sufficient number of authorized shares for transactions and issuances that were contemplated at that time. Also at the 2012 special meeting of shareholders, the shareholders approved an amendment to our certificate of incorporation to effect a reverse stock split of our common stock, and on July 10, 2012, we effected a reverse split of our common stock at a ratio of one for ten shares. As a result, the number of shares underlying outstanding options, warrants and other rights to acquire our common stock was significantly reduced. Therefore, the Board of Directors believes that a reduction of the authorized shares of common stock to 100 million is sufficient to support the Company’s ongoing efforts to raise capital to fund its operations for the foreseeable future, as well as to maintain appropriate reserves for issuance on conversion or exercise of outstanding rights to acquire our common stock and future equity grants to employees and directors.

Additionally, the proposed reduction in our authorized common stock may enable us to reduce the amount of the Company’s annual franchise tax in the State of Delaware. Each year, we are required to make franchise tax payments to the State of Delaware in an amount determined, in part, by the total number of shares of stock we are authorized to issue. Accordingly, by reducing the number of authorized shares of stock, we may be able to reduce the amount of the franchise tax for which we will be liable.

If this Proposal No. 5 is approved by the shareholders, the amendment to our Certificate of Incorporation will become effective upon the filing of the Authorized Stock Amendment with the Secretary of State of the State of Delaware. If our Board of Directors does not implement the Authorized Stock Amendment within one year from the Annual Meeting, the authority granted in this proposal to implement the reduction in authorized common shares will terminate. Our Board of Directors reserves its right to elect not to proceed with the reduction in authorized common shares if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company or its shareholders.

Effects of the Decrease in Authorized Shares

If approved by our shareholders, the lower number of authorized shares of common stock would be available for issuance for any proper corporate purpose as determined by our Board of Directors without further approval by the shareholders, except as required by law, the OTCQX® or the rules of any other national securities exchange on which our shares of common stock are listed.

There will be no change in the rights attributable to our authorized shares of common stock. The proposed amendment will not affect the par value of the common stock, which will remain at $0.001 per share. Under our certificate of incorporation, our shareholders do not have preemptive rights to subscribe to additional securities that we may issue; in other words, current holders of common stock do not have a prior right to purchase any new issue of our capital stock to maintain their proportionate ownership of common stock. If we issue additional shares of common stock or other securities convertible into common stock in the future, it will dilute the voting rights of existing holders of common stock and will also dilute earnings per share and book value per share.

The reduction in the number of authorized common shares would not have any impact on our outstanding Series A Convertible Preferred Stock, the total number of authorized shares of which would remain at 10,000,000 in any event.

In Proposal No. 4 above, we are asking our shareholders to approve a reverse stock split of our common stock. Proposals No. 4 and No. 5 are independent proposals and are not conditioned on each other. If our shareholders approve this Proposal No. 5, but do not approve Proposal No. 4, and our Board decides to reduce the authorized number of shares, we may have an insufficient number of authorized and unissued common shares available for issuance for appropriate future corporate purposes, including equity financing transactions, debt-for-equity refinancing transactions, refinancing transactions with an equity component, acquisitions involving equity consideration and other equity considerations that the Board of Directors may determine to be in the best interests of the Company and its shareholders from time to time. In that event, the Board of Directors may be required to seek shareholder approval of an increase in our authorized number of common shares. We will not reduce the authorized number of common shares below the number of outstanding common shares in any event.

The proposed decrease in the number of authorized shares of our common stock could have adverse effects on us. We will have less flexibility to issue shares of common stock, including in connection with a potential merger or acquisition, other strategic transaction or follow-on offering if the number of authorized shares of our common stock is reduced. In the event that our Board of Directors determines that it would be in the best interests of the Company and its shareholders to issue a number of shares of common stock in excess of the number of then authorized but unissued and unreserved shares, we would be required to seek the approval of our shareholders to increase the number of shares of authorized common stock. If we are not able to obtain the approval of our shareholders for such an increase in a timely fashion, we may be unable to take advantage of opportunities that might otherwise be advantageous to us and our shareholders.

Vote Required

The affirmative votes of (1) a majority of the combined number of shares of common stock outstanding as of the Record Date and the number of shares of common stock into which the Series A Convertible Preferred Stock are convertible as of the Record Date (subject to specified beneficial ownership limitations) and (2) a majority of the shares of common stock outstanding as of the Record Date, voting as a separate class, are required to approve the amendment to our certificate of incorporation to decrease the number of authorized shares of common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 5.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The table below shows the fees charged by Ernst & Young LLP, our independent registered public accountants, for professional services for fiscal year 2016 and an estimate of the fees we expect to be billed by Ernst & Young LLP for professional services for fiscal year 2017:

	Amount Billed for Fiscal Year
Description of Professional Service	2016	2017
Audit Fees – professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.	448,785	328,000
Audit-Related Fees – assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of financial statements and are not reported as “Audit Fees.”	-	-
Tax Fees– professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.	-	-
All Other Fees	-	-
Total Ernst & Young LLP Fees	448,785	328,000

Pre-Approval Policy

As described in the Audit Committee charter, it is the Audit Committee’s policy and procedure to review and consider and ultimately pre-approve, where appropriate, all audit and non-audit engagement services to be performed by our independent registered public accountants. All of the audit services provided by Ernst & Young LLP during fiscal year 2017 were pre-approved in accordance with the Audit Committee’s policy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We review all relationships and transactions in which the Company and our directors, executive officers or their immediate family members participate to determine whether such persons have a direct or indirect material interest in such transactions or relationships. In addition, our Code of Ethics and Business Conduct generally prohibits our officers, directors and employees from engaging in activities that involve, or even appear to involve, a conflict between their personal interest and the interests of the Company. Our Code of Ethics and Business Conduct encourages our employees to report to us an actual or apparent conflict of interest.

Our Board of Directors or the Audit Committee, in either case, with any directors involved in the relevant transaction recusing themselves from the discussion and decision, reviews all related party transactions involving the Company and any of the Company’s principal shareholders or members of our board of directors or senior management or any immediate family member of any of the foregoing. A general statement of this policy is set forth in our Audit Committee charter, which is published on our website at www.stereotaxis.com, Investors, Governance. However, the Board does not have detailed written policies and procedures for reviewing related party transactions. Rather, all facts and circumstances surrounding each related party transaction may be considered.

In September 2016, the Company entered into a Securities Purchase Agreement with certain institutional and other accredited investors whereby it agreed to sell, for an aggregate purchase price of $24.0 million, (i) an aggregate of 24,000 shares of Series A Convertible Preferred Stock, and (ii) warrants to purchase an aggregate of 36,923,078 shares of common stock. Pursuant to the transaction agreements, the Company reimbursed transaction related legal fees of $85,000 to a law firm engaged by DAFNA Capital Management. Funds managed by DAFNA Capital Management own more than 5% of the outstanding shares of the Company. Also, pursuant to the Securities Purchase Agreement, the Board appointed David Fischel, Principal at DAFNA Capital Management, and Joe Kiani, also an investor in the offering, to the Board, effective as of the closing of the Offering. Subsequent to the transaction, the Company reimbursed an additional $120,367 in transaction-related legal fees incurred by law firms engaged by these investors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires all Company executive officers, directors and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us and on written representations from our directors and executive officers, we believe that all such persons timely filed such reports during the last fiscal year.

GENERAL INFORMATION

SHAREHOLDER PROPOSALS

Proposals Included In Proxy Statement

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2019 Annual Meeting and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than December 13, 2018, which is 120 calendar days prior to the anniversary of April 12, 2018, the release date of this proxy statement relating to the 2018 Annual Meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

Our bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual meeting of shareholders, must provide timely notice in writing. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, i.e., not earlier than January 22, 2019, and not later than February 21, 2019, for the 2019 Annual Meeting. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to shareholders or made public, whichever first occurs. Our restated bylaws specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Any shareholder wishing to submit a candidate for election to our Board of Directors should follow the procedures outlined in “Director Nominations.” For all other proposals, as to each matter of business proposed, the shareholder should send the following information to the Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	A brief description of the business desired to be brought before the meeting and the reasons for conducting such business;

•	The text of the business (including the text of any resolutions proposed and the language of any proposed amendment to our charter documents);

•	The name and address, as they appear in our shareholder records, of the shareholder(s) proposing such business;

•	The class and number of shares of the stock which are beneficially owned by the proposing shareholder(s);

•	Any material interest of the proposing shareholder(s) in such business; and

•

A statement as to whether either the proposing shareholder(s) intend(s) to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal.

A more complete description of this process is set forth in our bylaws.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements and Notices of Internet Availability of Proxy Materials, with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement and/or Notices of Internet Availability of Proxy Materials addressed to those shareholders. This process is commonly referred to as “householding”. The Company and some brokers household annual reports, proxy materials, and Notices of Internet Availability of Proxy Materials, delivering a single annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you request otherwise. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials, in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

You may request to receive at any time a separate copy of our proxy materials, our Annual Report, or Notice of Internet Availability of Proxy Materials, or notify us that you do or do not wish to participate in householding by sending a written request to our Corporate Secretary at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, or by telephoning 314-678-6100. We will deliver such materials to you promptly upon such request.

OTHER INFORMATION

The Board knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareholder proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board may recommend, unless, prior to the meeting, the Board has eliminated that directorship by reducing the size of the Board. The Board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Directors, officers or employees of the Company may solicit proxies on behalf of the Company. In addition, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company’s stock and obtaining their proxies.

You are urged to vote promptly. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person, if you held your shares directly as a registered holder. In addition, we will furnish, without charge, copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Commission, upon the written request of any person who is a shareholder as of the Record Date, upon payment of a reasonable fee which shall not exceed our reasonable expenses in connection therewith. Requests for such materials should be directed to Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, Attention: Corporate Secretary. Such information may also be obtained free of charge by accessing the Commission’s web site at www.sec.gov.

April 12, 2018

Appendix A

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF STEREOTAXIS, INC.

A Delaware Corporation

Stereotaxis, Inc., a corporation organized and existing under the laws of the State of Delaware (“Corporation”), hereby certifies that:

1. The name of this Corporation is Stereotaxis, Inc.

2. Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment hereby amends Article IV of the Certificate of Incorporation by deleting Section 1 thereof in its entirety and replacing it with the following:

“1.    Authorized Stock. The total number of shares which the Corporation is authorized to issue is 310,000,000 shares as follows: 300,000,000 shares of common stock, each having a par value of one-tenth of one cent ($0.001) (the “Common Stock”) and 10,000,000 shares of preferred stock, each having a par value of one-tenth of one cent ($0.001) (the “Preferred Stock”).

Upon this Certificate of Amendment becoming effective pursuant to the Delaware General Corporation Law (“Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as, and shall be combined and changed into, a smaller number of shares such that each two to ten shares of issued Common Stock immediately prior to the Effective Time shall be reclassified into and become one share of Common Stock, the exact reverse split ratio within such two-to-ten range to be determined by the Board of Directors of the Corporation and publicly announced by the Corporation prior to the Effective Time. Notwithstanding the foregoing, no fractional shares shall be issued and, in lieu thereof, and upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Effective Time, shall be entitled to receive cash for such holder’s fractional share based upon the average of the closing prices of the Common Stock on the OTCQX® Best Market for the five trading days immediately preceding the date the reverse stock is effective. From and after the Effective Time, certificates representing Common Stock outstanding immediately prior to the Effective Time shall represent the number of whole shares of Common Stock into which the Common Stock shall have been reclassified pursuant to the foregoing provisions, provided, however, that any dividends or other distributions that may be declared after the Effective Time with respect to the number of post-reverse split shares of Common Stock represented by that certificate will be withheld by the Corporation until that certificate has been properly presented for exchange, at which time all such withheld dividends that have not yet been paid to a public official pursuant to relevant abandoned property or escheat laws will be paid to the holder thereof or the holder’s designee, without interest.”

IN WITNESS WHEREOF, Stereotaxis, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its duly authorized officer, this          day of             , 20    .

Stereotaxis, Inc.
By:

Name:

Title:

Appendix B

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF STEREOTAXIS, INC.

A Delaware Corporation

Stereotaxis, Inc., a corporation organized and existing under the laws of the State of Delaware (“Corporation”), hereby certifies that:

1. The name of this Corporation is Stereotaxis, Inc.

2. Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment hereby amends Article IV of the Certificate of Incorporation by deleting Section 1 thereof in its entirety and replacing it with the following:

“1.    Authorized Stock. The total number of shares which the Corporation is authorized to issue is 110,000,000 shares as follows: 100,000,000 shares of common stock, each having a par value of one-tenth of one cent ($0.001) (the “Common Stock”) and 10,000,000 shares of preferred stock, each having a par value of one-tenth of one cent ($0.001) (the “Preferred Stock”).

IN WITNESS WHEREOF, Stereotaxis, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its duly authorized officer, this          day of             , 20    .

Stereotaxis, Inc.
By:

Name:

Title:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
			☐	☐	☐
1.	Election of Directors
Nominees
01	Robert J. Messey 02 David L. Fischel				03 Joe Kiani
The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain
2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018.						☐	☐	☐
3	To approve, by non-binding vote, executive compensation.						☐	☐	☐
4	To approve an amendment to the Company’s Certificate of Incorporation to authorize a reverse stock split of the Company’s Common Stock, $0.001 par value per share.						☐	☐	☐
5

To approve an amendment to the Company’s Certificate of Incorporation to authorize a reduction of the authorized number of shares of our Common Stock, $0.001 par value per share, from 300,000,000 to 100,000,000.

							☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting.
Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.						Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

SHARES
CUSIP #
				JOB #				SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

PROXY

STEREOTAXIS, INC.

Annual Meeting of Stockholders May 22, 2018

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Martin C. Stammer and Kimberly R. Peery, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Stereotaxis, Inc. Common Stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. Central Time on May 22, 2018 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED AND FOR PROPOSALS 2, 3, 4 and 5.
Continued and to be signed on reverse side